Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

January 23, 2026

Hess Corporation
1400 Smith Street
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, to references to our report of third party dated January 23, 2026, containing our opinion on the estimated proved reserves, as of December 31, 2025, attributable to certain properties in which Hess Corporation has represented it holds an interest (our “Report”) under the heading “Proved Oil and Gas Reserves–Reserves Audit,” and to the inclusion of our Report as an exhibit in Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to all such references, including under the heading “Experts,” and to the incorporation by reference of our Report in the Registration statements filed by Chevron Corporation on Form S-3 (Nos. 333-283053, 333-283054, 333-288745) and Form S-8 (Nos. 333-265728, 333-258484, 333-244369, 333-212894, 333-212893, 333-202203, 333-190422, 333-190421, 333-152846, 333-105136, 333-72672, 333-26731, 333-288746).

Very truly yours,

/s/DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716